 Exhibit 5.1

Form of Opinion of Haynes and Boone, LLP

_______ __, 2011

Pioneer Power Solutions, Inc.
One Parker Plaza
400 Kelby Street, 9th Floor
Fort Lee, New Jersey  07024

Re:	Pioneer Power Solutions, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Pioneer Power Solutions, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration of               shares of Common Stock of the Company, par value $0.001 per share, comprised of               shares that are being offered by the Company (the “Company Primary Shares”), 509,000 shares that are being offered by certain stockholders (the “Selling Stockholders”) of the Company (the “Selling Stockholder Shares”) and           shares that may be purchased by the underwriters pursuant to an option to purchase additional shares granted by the Company (the “Company Option Shares,” together with the Company Primary Shares, the “Company Shares,” and collectively with the Company Primary Shares and the Selling Stockholder Shares, the “Shares”), pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), originally filed with the Securities and Exchange Commission (the “Commission”) on April 20, 2011 (Registration No. 333-173629), as amended to date (the “Registration Statement”).

The opinion expressed herein is limited exclusively to the General Corporation Law of the State of Delaware (the “DGCL”), applicable provisions of the Delaware Constitution and judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution, and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement, including the prospectus, and all exhibits thereto; (ii) the Company’s Certificate of Incorporation certified by the Secretary of State of the State of Delaware; (iii) the Company’s Bylaws certified by the Secretary of the Company; (iv) the minutes and records of the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares covered by the Registration Statement and related matters thereto; (v) the form of Underwriting Agreement (herein so called), to be entered into among the Company and Oppenheimer & Co. Inc., for itself and on behalf of the several underwriters; (vi) the form of common stock certificate; and (vii) such other records, documents and instruments as we have deemed necessary for the expression of the opinions stated herein.

Pioneer Power Solutions, Inc.
_______ __, 2011

In making the foregoing examinations, we have assumed the genuineness of all signatures (other than those of the Company), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials and representations of the Company and Selling Stockholders in the Underwriting Agreement.  We have assumed that the Underwriting Agreement will be executed in substantially the same form submitted to us.

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that:

1.            The Company Shares have been duly authorized for issuance by all necessary corporate action of the Company and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Company Shares will be validly issued, fully paid and non-assessable.

2.            The Selling Stockholder Shares were duly authorized for issuance by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and any abbreviated registration statements relating thereto that may be filed to register additional securities identical to those covered by the Registration Statement (including a registration statement filed pursuant to Rule 462(b) under the Securities Act), and to the reference to our firm under the caption “Legal matters” in the prospectus constituting part of such Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

Haynes and Boone, LLP